                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933


                         MCDERMOTT INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)
            ------------------------------------------------------



     REPUBLIC OF PANAMA                   72-0593134
     -----------------------------        ------------------------------------
     (State or other jurisdiction         (I.R.S. Employer Identification No.)
     of incorporation or organization)


         1450 POYDRAS STREET       NEW ORLEANS, LOUISIANA       70161
     _____________________________________________________________________
          (Address of principal executive offices)        (Zip Code)


                   1992 SENIOR MANAGEMENT STOCK OPTION PLAN
                -----------------------------------------------
                           (Full title of the plan)

                               S. WAYNE MURPHY,
                    Senior Vice President, General Counsel
                            and Corporate Secretary
                             1450 Poydras Street,
                                P.O. Box 61961
                         New Orleans, Louisiana 70161
                    (Name and address of agent for service)

                                (504) 587-5400
         (Telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE
================================================================================
                                    Proposed       Proposed
                        Amount      maximum        maximum          Amount of
Title of securities                 offering       aggregate        registration
to be                               price          offering price   fee
registered                          per share/1/
--------------------------------------------------------------------------------
 Common Stock ($1.00
 par value)..........  1,000,000    $33.8125       $33,812,500.00   $10,245.19

================================================================================


-----------------------
     /1/ The proposed maximum aggregate offering price is based upon the average sales price on the New York Stock Exchange on October 28, 1997.

                                    PART I
             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     This Registration Statement relates to the registration of 1,000,000 shares of the common stock, $1.00 par value per share (the "Common Stock") of McDermott International, Inc. (the "Registrant") reserved for issuance under the Registrant's 1992 Senior Management Stock Option Plan. This Registration Statement on Form S-8 incorporates by reference the Registrant's previously filed registration statement on Form S-8 (No. 33-63832). The documents containing the information specified in Part I of Form S-8 will be sent or given to participants under the foregoing plan of the Registrant as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "1933 Act"). In accordance with Rule 428(a) of the 1933 Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities Exchange Commission (the "Commission") either as a part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the 1933 Act.

Item 2.  Registrant Information and Employee Plan Annual Information

     See response to Item 1 above.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

     The following documents previously filed with the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the

"1934 Act") and the 1933 Act (Commission File No. 1-8430) are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 filed with the Commission on July 14, 1997, as amended by Amendment No. 1 thereto on Form 10-K/A-1 filed with the Commission on July 29, 1997;

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 filed with the Commission on August 7, 1997; and

     (c) The Registrant's registration statement on Form S-8 (No. 33-63832) filed with the Commission on June 1, 1993.

     (d) The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A dated December 7, 1982 filed with the Commission and the description of the Registrant's preferred stock purchase rights registered on Form 8-A filed with the Commission on December 15, 1995.

     All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4.  Description of Securities
     Not Applicable.

Item 5.  Interests of Named Experts and Counsel

     Not Applicable.

Item 6.  Indemnification of Directors and Officers
     Incorporated by reference from the Registrant's registration statement on Form S-8 (No. 33-63832).

Item 7.  Exemption from Registration Claimed
     Not Applicable

Item 8.  Exhibits

     4.1 Registrant's Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996)

     4.2 Registrant's amended and restated By-laws (incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, as amended by Amendment No. 2 on Form 10-K/A-2)

     4.3 Rights Agreement dated as of December 5, 1995 between the Registrant and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on December 15, 1995), as amended by an Amendment To Rights Agreement dated July 31, 1997

     5    Opinion of Durling & Durling
     23.1 Consent of Durling & Durling (included in Exhibit 5)
     23.2 Consent of Ernst & Young LLP Independent Auditors

     24 Power of Attorney from Certain Directors and Officers of Registrant (included as part of the signature page of this Registration Statement)

Item 9.  Undertakings
     Incorporated by reference from the Registrant's registration statement on Form S-8 (No. 33-63832).

                                  SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 28th day of October, 1997.

                                    McDermott International, Inc.

                                    By   /s/ Roger E. Tetrault
                                         ------------------------------
                                         Roger E. Tetrault
                                         Chairman of the Board,
                                          Chief Executive Officer
                                          and Director

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, S. Wayne Murphy and John S. Tsai, jointly and severally, his attorneys-in-fact, each with power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                       TITLE                          DATE
---------                       -----                          ----



/s/ Roger E. Tetrault          Chairman of the Board       October 28, 1997
---------------------------    and Chief Executive
Roger E. Tetrault              Officer, and Director
                               (Principal Executive
                               Officer and Authorized
                               Representative in the
                               United States)


/s/ Daniel R. Gaubert          Senior Vice President       October 28, 1997
---------------------------    and Chief Financial
Daniel R. Gaubert              Officer (Principal
                               Financial and
                               Accounting Officer)


/s/ Theodore H. Black          Director                    October 28, 1997
---------------------------
Theodore H. Black


/s/ Philip J. Burguieres       Director                    October 28, 1997
---------------------------
Philip J. Burguieres


___________________________    Director
Bruce DeMars


/s/ Robert L. Howard           Director                    October 28, 1997
---------------------------
Robert L. Howard

 SIGNATURE                      TITLE                           DATE
----------                      -----                           ----


/s/ John W. Johnstone, Jr.      Director                   October 28, 1997
---------------------------
John W. Johnstone, Jr.


/s/ William McCollam, Jr.       Director                   October 28, 1997
-------------------------
William McCollam, Jr.


/s/ John N. Turner              Director                   October 28, 1997
----------------------------
John N. Turner


/s/ Richard E. Woolbert         Executive Vice             October 28, 1997
----------------------------    President, Chief
Richard E. Woolbert             Administrative
                                Officer and Director

                                 EXHIBIT INDEX
                                 -------------



Exhibit No.                       Description
-----------                       -----------

4.1 Registrant's Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996)

4.2 Registrant's amended and restated By-laws (incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1996, as amended by Amendment No. 2 on Form 10-K/A-2)

4.3 Rights Agreement dated as of December 5, 1995 between the Registrant and First Chicago Trust Company of New York, as Rights Agent (incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission on December 15, 1995), as amended by an Amendment To Rights Agreement dated July 31, 1997

5              Opinion of Durling & Durling

23.1           Consent of Durling & Durling (included in
               Exhibit 5)

23.2           Consent of Ernst & Young LLP, Independent
               Auditors

24 Power of Attorney from Certain Directors and Officers of Registrant (included as part of the signature page of this Registration Statement)